Exhibit 4.2

ENCORE CAPITAL EUROPE FINANCE LIMITED,

as Issuer

ENCORE CAPITAL GROUP, INC.,

as Guarantor

and

MUFG UNION BANK, N.A.,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of July 20, 2018

4.50% Exchangeable Senior Notes due 2023

TABLE OF CONTENTS

		PAGE
ARTICLE I
DEFINITIONS

Section 1.01	Definitions	1
Section 1.02	Conflicts with Base Indenture	12
Section 1.03	Rules of Construction	12

ARTICLE II
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01	Designation and Amount	13
Section 2.02	Form of Notes	13
Section 2.03	Date and Denomination of Notes; Payments of Interest and Defaulted Amounts	14
Section 2.04	Exchange and Registration of Transfer of Notes; Depositary	15
Section 2.05	Additional Notes; Repurchases	17

ARTICLE III
SATISFACTION AND DISCHARGE

Section 3.01	Satisfaction and Discharge	18

ARTICLE IV
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01	Payment of Principal and Interest	19
Section 4.02	Maintenance of Office or Agency	19
Section 4.03	Appointments to Fill Vacancies in Trustee’s Office	20
Section 4.04	Provisions as to Paying Agent	20
Section 4.05	Existence	21
Section 4.06	SEC Reports; Additional Interest	21
Section 4.07	Additional Amounts	21
Section 4.08	Statements as to Defaults	23

ARTICLE V
DEFAULTS AND REMEDIES

Section 5.01	Events of Default	23
Section 5.02	Acceleration; Rescission and Annulment	25
Section 5.03	Additional Interest in Lieu of Reporting Default	25

EXHIBIT

Exhibit A	Form of Note	A-1

FIRST SUPPLEMENTAL INDENTURE, dated as of July 20, 2018 (this “Supplemental Indenture”), among ENCORE CAPITAL EUROPE FINANCE LIMITED, a Jersey public limited company, as issuer (the “Company,” as more fully set forth in Section 1.01), ENCORE CAPITAL GROUP, INC., a Delaware corporation, as guarantor (the “Guarantor,” as more fully set forth in Section 1.01), and MUFG UNION BANK, N.A., a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01), to that certain Indenture, dated as of July 20, 2018 (the “Base Indenture,” and the Base Indenture, as amended, modified and supplemented by this Supplemental Indenture, the “Indenture”), by and between the Company and the Trustee.

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of the Company’s 4.50% Exchangeable Senior Notes due 2023 (the “Notes”), initially in an aggregate principal amount not to exceed $172,500,000, and the Guarantor has duly authorized the Guarantee (as defined in this Supplemental Indenture) thereof and each of them has duly authorized the execution and delivery of this Supplemental Indenture.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of the Indenture and of any indenture supplemental hereto will have the respective meanings specified in this Section 1.01. The terms defined in this Article include the plural as well as the singular. All words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) have the same meanings as in the Base Indenture.

“Additional Amounts” will have the meaning specified in Section 4.07.

“Additional Interest” means all amounts, if any, payable pursuant to Section 5.03.

“Additional Shares” will have the meaning specified in Section 9.03.

“Averaging Period” will have the meaning specified in Section 9.04(e).

“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 9.01(b)(i). The Company will initially act as the Bid Solicitation Agent.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Cash Settlement” will have the meaning specified in Section 9.02(a).

“Change in Tax Law” means any change in or amendment to the laws, rules or regulations of a Relevant Taxing Jurisdiction, or any change in an official interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative interpretation or determination), which change or amendment is officially announced and becomes effective (in the case of a change in any such laws, rules or regulations) or is publicly announced and becomes effective (in the case of a change in any such interpretation, administration or application) on or after the date of the Original Prospectus Supplement (or, if the Relevant Taxing Jurisdiction was not a Relevant Taxing Jurisdiction on such date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under the Indenture).

The term “close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” will have the meaning specified in Section 9.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Guarantor, par value $0.01 per share, at the date of this Supplemental Indenture, subject to Section 9.07.

“Common Stock Change Event” will have the meaning specified in Section 9.07(a).

“Company” will have the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Article VII, will include its successors and assigns.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business will be administered (which office at the date of this Supplemental Indenture is located at 445 South Figueroa Street, Suite 401, Los Angeles, CA 90071, Attention: Corporate Trust Administration), or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian for DTC, with respect to the Global Notes, or any successor entity thereto.

“Daily Exchange Value” means, for each of the 40 consecutive Trading Days during the Observation Period, 1/40th of the product of (a) the Exchange Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily Measurement Value” means, the Specified Dollar Amount divided by 40.

“Daily Settlement Amount” means, for each of the 40 consecutive Trading Days during the Observation Period:

(a) an amount of cash equal to the lesser of (1) the Daily Measurement Value; and (2) the Daily Exchange Value on such Trading Day; and

(b) to the extent the Daily Exchange Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (1) the difference between the Daily Exchange Value and the Daily Measurement Value, divided by (2) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 40 consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ECPG <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default Settlement Method” will initially be as follows: (i) for any exchange of Notes with an Exchange Date occurring before the Share Reservation Date, Cash Settlement; and (ii) for all other exchanges of Notes, Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes; provided, however that, on or after the Share Reservation Date, the Company will have the right to change, from time to time, the Default Settlement Method by sending notice of the new Default Settlement Method to the Holders (and, in such case, the Company will simultaneously send a copy of such notice to the Trustee and the Exchange Agent).

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Deferral Exception” will have the meaning specified in Section 9.04(i).

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.04 as the Depositary with respect to such Notes, until a successor will have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” will mean or include such successor.

“Distributed Property” will have the meaning specified in Section 9.04(c).

“DTC” means The Depository Trust Company.

“Effective Date” will have the meaning specified in Section 9.03(c); provided that, solely for purposes of Section 9.04, “Effective Date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” will have the meaning specified in Section 5.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Agent” will have the meaning specified in Section 4.02.

“Exchange Date” will have the meaning specified in Section 9.02(c).

“Exchange Obligation” will have the meaning specified in Section 9.01(a).

“Exchange Price” means as of any date, $1,000 divided by the Exchange Rate as of such date.

“Exchange Rate” will have the meaning specified in Section 9.01(a).

“Expiration Date” will have the meaning specified in Section 9.04(e).

“Expiration Time” will have the meaning specified in Section 9.04(e).

“FATCA” will have the meaning specified in Section 4.07.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” in substantially the form attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” in substantially the form attached as Attachment 2 to the form of Note attached hereto as Exhibit A.

“Form of Notice of Exchange” means the “Form of Notice of Exchange” in substantially the form attached as Attachment 1 to the form of Note attached hereto as Exhibit A.

“Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Guarantor, its Subsidiaries and the employee benefit plans of the Guarantor and its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Guarantor’s Common Equity representing more than 50% of the voting power of the Guarantor’s Common Equity;

(b) the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Guarantor pursuant to which the Common Stock will be converted into cash, securities or other property, other than a merger of the Guarantor solely for the purpose of changing the Guarantor’s jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Guarantor and its Subsidiaries, taken as a whole, to any Person other than one of the Guarantor’s Subsidiaries; provided, however, that a transaction described in clause (ii) in which the holders of all classes of the Guarantor’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee, or the parent thereof, immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction will not be a fundamental change pursuant to this clause (b) (this proviso, the “Majority Ownership Exception”);

(c) the Company ceases to be 100% owned, directly or indirectly, by the Guarantor;

(d) the Guarantor’s stockholders approve any plan or proposal for the liquidation or dissolution of the Guarantor; or

(e) the Common Stock ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clauses (a) or (b)(ii) above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the common stockholders of the Guarantor, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock or ordinary shares that are listed or quoted (or depositary receipts representing shares of common stock or ordinary shares, which depositary receipts are listed or quoted) on any of The New York Stock Exchange, The NASDAQ Global

Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and such transaction or transactions constitute a Common Stock Change Event for which the Reference Property is such consideration (this proviso, the “Listed Stock Exception”).

For the purposes of the definition of “Fundamental Change,” (x) any transaction or event described in both clause (a) and clause (b)(ii) above (excluding the Majority Ownership Exception) will be deemed to occur solely pursuant to clause (b) above (subject to the Majority Ownership Exception).

“Fundamental Change Company Notice” will have the meaning specified in Section 10.01(c).

“Fundamental Change Repurchase Date” will have the meaning specified in Section 10.01(a).

“Fundamental Change Repurchase Notice” will have the meaning specified in Section 10.01(b)(i).

“Fundamental Change Repurchase Price” will have the meaning specified in Section 10.01(a).

“Global Note” will have the meaning specified in Section 2.04(b).

“Guarantee” means the guarantee of the Notes by the Guarantor, in accordance with the terms of the Indenture.

“Guaranteed Obligations” has the meaning specified in Section 11.01.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this Supplemental Indenture and, subject to Article VII, will include its successor and assigns.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder,” “beneficial owner” or “owner of a beneficial interest” or terms of similar import), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Interest Payment Date” means each March 1 and September 1 of each year, beginning on March 1, 2019 (or such other date as may be specified in the certificate representing the applicable Note).

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) per share on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price per share for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common

Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices per share for the Common Stock on the relevant date from a nationally recognized independent investment banking firm selected by the Company for this purpose (which may include any of the Underwriters).

“Listed Stock Exception” will have the meaning specified in the definition of Fundamental Change in this Section 1.01.

“Majority Ownership Exception” will have the meaning specified in the definition of Fundamental Change in this Section 1.01.

“Make-Whole Fundamental Change” means (i) any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the Majority Ownership Exception, and, for the avoidance of doubt, including a Par Excess Cash Merger) occurs prior to the Maturity Date, or (ii) the Company calls the Notes for Redemption.

“Market Disruption Event” means:

(i) for purposes of determining whether the Notes will be exchangeable pursuant to Section 9.01(b)(i), the occurrence or existence during the one half-hour period ending on the scheduled close of trading on the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock; and

(ii) for purposes of determining any Observation Period only, (x) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (y) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means September 1, 2023.

“Measurement Period” will have the meaning specified in Section 9.01(b)(i).

“Non-Recourse Indebtedness” means any indebtedness of any of the Guarantor’s Subsidiaries for borrowed money in respect of which recourse for payment is contractually limited to that Subsidiary and not to the Guarantor.

“Note” or “Notes” will have the meaning specified in the first paragraph of the recitals of this Supplemental Indenture.

“Note Register” will have the meaning specified in Section 2.04(a).

“Note Registrar” will have the meaning specified in Section 2.04(a).

“Notice of Exchange” will have the meaning specified in Section 9.02(b).

“Observation Period,” with respect to any Note surrendered for exchange, means: (i) subject to clause (ii) of this definition, if the relevant Exchange Date occurs prior to the 43rd Scheduled Trading Day immediately preceding the Maturity Date, the 40 consecutive Trading Day period beginning on, and including, the second Trading Day after such Exchange Date; (ii) if the relevant Exchange Date occurs on or after the date the Company has sent a Redemption Notice and before the related Redemption Date, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding such Redemption Date; and (iii) subject to clause (ii) of this definition, if the relevant Exchange Date occurs on or after the 43rd Scheduled Trading Day immediately preceding the Maturity Date, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“Officer’s Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by an Officer of the Company. Each such certificate will include the statements provided for in Section 9.4 of the Base Indenture if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 2.04 will be the principal executive, financial or accounting officer of the Company.

The term “open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company that is delivered to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein. Each such opinion will include the statements provided for in Section 9.4 of the Base Indenture if and to the extent required by the provisions of such Section.

“Original Notes” means the $172,500,000 aggregate principal amount of Notes covered by the Original Prospectus Supplement.

“Original Prospectus Supplement” means the preliminary prospectus supplement dated July 16, 2018, as supplemented by the pricing term sheet dated July 17, 2018, relating to the offering and sale of the Notes.

The term “outstanding,” when used with reference to Notes, will, subject to the provisions of Section 13.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under the Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount will have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or will have been set aside and segregated in trust by the Company (if the Company will act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.8 of the Base Indenture or Notes in lieu of which, or in substitution for which, other Notes will have been authenticated and delivered pursuant to the terms of Section 2.8 of the Base Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes exchanged pursuant to Article IX and required to be cancelled pursuant to Section 2.12 of the Base Indenture; and

(e) Notes repurchased pursuant to the penultimate sentence of Section 2.05.

“Par Excess Merger Event” will have the meaning specified in Section 10.06.

“Paying Agent” will have the meaning specified in Section 4.02.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in Authorized Denominations.

“Physical Settlement” will have the meaning specified in Section 9.02(a).

“Physical Settlement Upon Certain Distributions Notice” will have the meaning specified in Section 9.01(b)(ii).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.3 of the Base Indenture in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note will be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption” means the repurchase of any Note by the Company pursuant to Section 10.07.

“Redemption Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Redemption.

“Redemption Notice” will have the meaning specified in Section 10.07(e).

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 10.07(e).

“Redemption Period” will have the meaning specified in Section 9.03(a).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 10.07(d).

“Reference Property” will have the meaning specified in Section 9.07(a).

“Reference Property Unit” will have the meaning specified in Section 9.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, means the February 15 or August 15 (whether or not such day is a Business Day) immediately preceding the applicable March 1 or September 1 Interest Payment Date, respectively.

“Relevant Taxing Jurisdiction” will have the meaning specified in Section 4.07(a).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Settlement Amount” has the meaning specified in Section 9.02(a)(ii).

“Settlement Method” means, with respect to any exchange of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 9.02(a)(i).

“Share Reservation Date” means the first date, if any, on which the Guarantor has reserved, for issuance upon exchange of the Notes, a number of shares of Common Stock sufficient to satisfy the exchange of all Notes then outstanding, assuming, for these purposes, that all then-outstanding Notes were exchanged by a single Holder at the maximum Exchange Rate set forth in the final paragraph of Section 9.03(f) and that Physical Settlement applied to such exchange.

“Significant Subsidiary” means a Subsidiary of the Guarantor that meets the definition of “significant subsidiary” in Article 1, Rule 1-02(w) of Regulation S-X under the Exchange Act; provided that, for purposes of Section 5.01(i) and Section 5.01(j), in the case of a Subsidiary of the Guarantor that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such Subsidiary will not be deemed to be a Significant Subsidiary unless the Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $35,000,000.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes being exchanged to be received upon exchange (excluding cash payable in lieu of any fractional share) as specified in the Settlement Notice or otherwise deemed to have been elected pursuant to the terms of the Indenture.

“Spin-Off” will have the meaning specified in Section 9.04(c).

“Stock Price” will have the meaning specified in Section 9.03(c).

“Successor Company” will have the meaning specified in Section 7.01(a).

“Tax Redemption Opt-Out Notice” will have the meaning specified in Section 10.07(a)(ii)(A).

“Tax Redemption With Irrevocable Physical Settlement” will have the meaning specified in Section 10.07(c)

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a Last Reported Sale Price must be determined) generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then listed or admitted for trading, (ii) there is no Market Disruption Event and (iii) a closing price for the Common Stock (or closing price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon exchange only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of such two bids will be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid will be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from a nationally recognized securities dealer on any determination date, then the Trading Price per $1,000 principal amount of Notes on such determination date will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Exchange Rate.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor trustee will have become such pursuant to the applicable provisions of the Indenture, and thereafter, “Trustee” will mean or include each Person who is then a Trustee hereunder.

“Underwriters” means SunTrust Robinson Humphrey, Inc., Credit Suisse Securities (USA) LLC, ING Financial Markets LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Citigroup Global Markets Inc., DNB Markets, Inc., Fifth Third Securities, Inc. and Regions Securities LLC.

“Underwriting Agreement” means that certain Underwriting Agreement, dated as of July 17, 2018, among the Company, the Guarantor and the representatives of the Underwriters relating to the issuance and sale of the Original Notes.

“Valuation Period” will have the meaning specified in Section 9.04(c).

Section 1.02 Conflicts with Base Indenture. This Supplemental Indenture amends and supplements the provisions of the Base Indenture as the same applies to the Notes, to the provisions of which Base Indenture reference is hereby made. If any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this Supplemental Indenture will control.

Section 1.03 Rules of Construction.

(a) Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture or any Note will be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision of the Indenture or the Notes will not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

(b) Unless the context otherwise requires, any reference to the Indenture will be deemed to include the Guarantee contained herein to the extent the Guaranteed Obligations relate to such reference.

(c) For purposes of this Supplemental Indenture and the Notes, (i) “or” is not exclusive; (ii) “will” expresses a command; and (iii) unless the context otherwise requires, (1) “including” means “including without limitation”; (2) words in the singular include the plural and in the plural include the singular; (3) the words “herein,” “hereof,” “hereunder,” and words of similar import (i) when used with regard to any specified Article, Section or subdivision, refer to such Article, Section or sub-division of this Supplemental Indenture and (ii) otherwise, refer to the Indenture as a whole and not to any particular Article, Section or other subdivision; and (4) references to currency mean the lawful currency of the United States of America.

ARTICLE II

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01 Designation and Amount. The Notes will be designated as the “4.50% Exchangeable Senior Notes due 2023.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $172,500,000, subject to Section 2.05 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 9.02 and Section 10.03 of this Supplemental Indenture and Section 2.7, Section 2.8, Section 2.11 and Section 8.6 of the Base Indenture.

Section 2.02 Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes will be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which will constitute, and are hereby expressly incorporated in and made a part of the Indenture. To the extent applicable, the Company, the Guarantor and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note will represent such principal amount of the outstanding Notes as will be specified therein and will provide that it will represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon written instructions given by the Holder of such Notes in accordance with the Indenture. Payment of principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note will be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes will be issuable in registered form without coupons in Authorized Denominations. Each Note will be dated the date of its authentication and will bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Accrued interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date will be entitled to receive the interest payable on such Interest Payment Date. Interest will be payable at the office or agency of the Company maintained by the Company for such purposes in Los Angeles, California, which will initially be the Corporate Trust Office, or any other office so designated by the Trustee. The Company will pay, or cause the Paying Agent to pay, interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holders or, upon application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application will remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) This Section 2.03(c) will apply to the Notes in lieu of Section 2.13 of the Base Indenture. Any Defaulted Amounts will forthwith cease to be payable to the Holder on the relevant payment date but will accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon will be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which will be fixed in the following manner. The Company will notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which will be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee will consent in writing to an earlier date), and at the same time the Company will deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or will make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company will fix a special record date for the payment of such Defaulted Amounts which will be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company will promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, will cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts will be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and will no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment will be deemed practicable by the Trustee.

Section 2.04 Exchange and Registration of Transfer of Notes; Depositary. (a) The Company will cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration of Notes and of transfers of Notes. Such register will be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.04, the Company will execute, and the Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any Authorized Denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by the Indenture.

Notes may be exchanged for other Notes of any Authorized Denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company will execute, and the Trustee will authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or exchange will (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge will be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or any Paying Agent for any exchange or registration of transfer of Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or other similar governmental charge required by law or permitted pursuant to Section 9.02(d) or Section 9.02(e).

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar will be required to exchange or register a transfer of (i) any Notes surrendered for exchange or, if a portion of any Note is surrendered for exchange, such portion thereof surrendered for exchange or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article X.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with the Indenture will be the valid and binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the seventh-to-last paragraph of this Section 2.04(b), all Notes will be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or a nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note will be effected through the Depositary (but not the Trustee or the Custodian) in accordance with the Indenture and the procedures of the Depositary therefor.

This paragraph will apply to the Notes in lieu of the second paragraph of Section 2.14.2 of the Base Indenture. Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.04(b)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.04(b).

The Depositary will be a clearing agency registered under the Exchange Act. The Company initially appoints DTC to act as Depositary with respect to each Global Note. Initially, each Global Note will be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

This paragraph will apply to the Notes in lieu of the first paragraph of Section 2.14.2 of the Base Indenture. If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days, (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any

Note requests that its beneficial interest therein be issued as a Physical Note or (iv) the Company and a beneficial owner of any Note so agree, the Company will execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, will authenticate and deliver (x) in the case of clause (iii) or (iv), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes will be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.04(b) will be registered in such names and in such Authorized Denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, will instruct the Trustee. Upon execution and authentication, the Trustee will deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been exchanged, canceled, repurchased or transferred, such Global Note will be, upon receipt thereof, canceled by the Trustee in accordance with its customary procedures. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, exchanged, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note will, in accordance with the Trustee’s customary procedures, be appropriately reduced or increased, as the case may be, and an endorsement will be made on the Schedule of Exchanges of such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note).

Neither the Trustee nor any agent of the Trustee will have any responsibility or liability for any actions taken or not taken by the Depositary.

Neither the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Trustee will have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith will determine that such action would expose the Trustee to personal liability to existing Holders.

Section 2.05 Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen the Indenture and issue additional Notes hereunder with the same terms and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal securities laws or income tax purposes, such additional Notes will have one or more separate CUSIP numbers. Prior to the issuance of any such additional Notes, the Company will deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters required by Section 9.4 of the Base Indenture. The Company will cause any Notes repurchased in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements (other than Notes effectively repurchased pursuant to cash-settled swaps or cash-settled derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.12 of the Base Indenture.

ARTICLE III

SATISFACTION AND DISCHARGE

This Article III will apply to the Notes in lieu of Article VII of the Base Indenture, which will be deemed to be replaced with this Article III, mutatis mutandis.

Section 3.01 Satisfaction and Discharge. The Indenture will, upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense and written request of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.8 of the Base Indenture and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether at the Maturity Date, any Fundamental Change Repurchase Date, upon Redemption or exchange or otherwise, cash and/or shares of Common Stock or other Reference Property (solely to satisfy the Company’s Exchange Obligation, as applicable), sufficient to pay all of the outstanding Notes and all other sums due and payable under the Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with. Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company and the Guarantor to the Trustee under Section 6.6 of the Base Indenture will survive.

If the Company discharges its obligations under the Indenture pursuant to this Section 3.01, the Guarantor will be released from its obligations under the Notes, the Guarantee and the Indenture.

ARTICLE IV

PARTICULAR COVENANTS OF THE COMPANY

Subject to Section 1.02 and except as provided in this Article IV, the provisions of Article III of the Base Indenture, as supplemented by the provisions of this Supplemental Indenture, will apply to the Notes.

Section 4.01 Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Notwithstanding anything to the contrary contained in the Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest (including any Additional Interest) payments hereunder.

Section 4.02 Maintenance of Office or Agency. The Company will maintain an office in Los Angeles, California, or any other office located in the United States of America so designated by the Trustee, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for exchange (“Exchange Agent”) and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company will fail to maintain any such required office or agency or will fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in Los Angeles, California, or any other office located in the United States of America so designated by the Trustee as a place where Notes may be presented for payment or for registration of transfer.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies located in the United States of America where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office in Los Angeles, California, or any other office located in the United States of America so designated by the Trustee as a place for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Exchange Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Exchange Agent and the Corporate Trust Office and the office of the Trustee in Los Angeles, California, or any other office located in the United States of America so designated by the Trustee, each will be considered as one such office or agency of the Company for each of the aforesaid purposes.

Section 4.03 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.8 of the Base Indenture, a Trustee, so that there will at all times be a Trustee hereunder.

Section 4.04 Provisions as to Paying Agent. (a) If the Company appoints a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent agrees with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same is be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company will, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company will act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same has become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of the Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent will be released from all further liability but only with respect to such sums or amounts.

(d) Any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on and the consideration due upon exchange of, any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon exchange has become due and payable will be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, will thereupon cease.

Section 4.05 Existence. Subject to Article VII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06 SEC Reports; Additional Interest. (a) The Company will file with the Trustee within 15 days after the same are required to be filed with the Commission (taking into account any applicable grace periods provided thereunder), copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment, or a pending confidential treatment request, and any correspondence with the Commission). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or its successor) will be deemed to be filed with the Trustee for purposes of this Section 4.06(a) at the time such documents are filed via the EDGAR system (or its successor), it being understood that the Trustee will not be responsible for determining whether such filings have been made.

(b) Delivery of the reports and documents described in subsection Section 4.06(a) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

Section 4.07 Additional Amounts.

(a) Requirement to Pay Additional Amounts. All payments and deliveries made by, or on behalf of, the Company or the Guarantor under or with respect to the Notes (including payment of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or the delivery of any consideration due upon exchange of, any Note) will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of any nature, unless such withholding or deduction is required by law. If any taxes, duties, assessments or governmental charges are imposed by or within the United Kingdom or any other jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company, the Guarantor or any Successor Corporation is, for tax purposes, organized or resident or through which payment is made or deemed to be made (each such jurisdiction, subdivision or authority, as applicable, a “Relevant Taxing Jurisdiction”) are required to be withheld or deducted from any payments or deliveries made by, or on behalf of, the Company or the Guarantor under or with respect to the Notes or the Guarantee, then the Company, the Guarantor or such Successor Corporation, as applicable, will pay to the Holder of each Note such additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received after such withholding or deduction (and after withholding or deducting any taxes on the Additional Amounts) will equal the amounts that would have been received had no such withholding or deduction been required; provided, however, that such obligation to pay Additional Amounts will not apply to:

(i) any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(1) the existence of any present or former connection between the Holder or beneficial owner of such Note (or between a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of a power over, the relevant Holder, if the relevant Holder is an estate, trust, nominee, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (other than merely holding or being a beneficial owner of such Note or the receipt or enforcement of payments or deliveries thereunder), including such Holder or beneficial owner being or having been organized or incorporated in, a national, domiciliary or resident, or treated as a resident, of, or being or having been physically present or engaged in a trade or business, or having had a permanent establishment, in, such Relevant Taxing Jurisdiction;

(2) in cases where presentation of such Note is required to receive such payment or delivery, the presentation of such Note after a period of thirty (30) days after the date on which such payment or delivery was made or duly provided for, except, to the extent that the Holder or beneficial owner would have been entitled to Additional Amounts if it presented such Note for payment or delivery, as applicable, at the end of such thirty (30) day period; or

(3) the failure of such Holder or beneficial owner to comply with a timely request from the Company or the Successor Corporation, addressed to the Holder, to (x) provide certification, information, documentation or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with such Relevant Taxing Jurisdiction; or (y) make any declaration or satisfy any other reporting requirement relating to such matters, in each case if and to the extent that such Holder or beneficial owner is legally entitled to comply with such request and due and timely compliance with such request is required by statute, treaty, regulation or administrative practice of such Relevant Taxing Jurisdiction in order to reduce or eliminate such withholding or deduction;

(ii) any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, duty, assessment or other governmental charge;

(iii) any tax, duty, assessment or other governmental charge that is payable other than by withholding or deduction from payments under or with respect to the Notes;

(iv) any withholding or deduction required by (w) Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended, and any current or future U.S. Treasury Regulations or rulings promulgated thereunder (“FATCA”); (x) any law, regulation or other official guidance enacted or promulgated in any jurisdiction implementing FATCA; (y) any inter-governmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement; or (z) any agreement with the U.S. Internal Revenue Service under FATCA;

(v) any taxes, duties, assessments or other governmental charges imposed on or with respect to any payment under or with respect to a Note to a fiduciary, partnership or other person other than the sole beneficial owner of such payment, to the extent that Additional Amounts would not have been payable had such beneficial owner been the Holder of the Note;

(vi) any taxes, duties, assessments or other governmental charges imposed by the United States or any state thereof; or

(vii) any combination of items referred to in the preceding clauses (i) through (vi), inclusive, above.

(b) Interpretation of Indenture and Notes. All references in the Indenture or the Notes to any payment on, or delivery with respect to, the Notes (including payment of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or the delivery of any consideration due upon exchange of, any Note) will, to the extent that Additional Amounts are payable in respect thereof, be deemed to include the payment of such Additional Amounts.

If the Company or the Guarantor are required to make any deduction or withholding from any payments with respect to the Notes, the Company or the Guarantor, as applicable, will deliver to the Trustee official tax receipts evidencing such remittance to the relevant tax authorities of the amounts so withheld or deducted. Copies of such receipts will be made available to Holders and beneficial owners of the Notes upon request.

Section 4.08 Statements as to Defaults. The Company will deliver to the Trustee, as soon as possible, and in any event within 30 days after the occurrence of any Event of Default or Default, written notice setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof. The second paragraph of Section 3.3 of the Base Indenture will not apply to the Notes.

ARTICLE V

DEFAULTS AND REMEDIES

This Article V will apply to the Notes in lieu of Article V of the Base Indenture, which will be deemed to be replaced with this Article V, mutatis mutandis.

Section 5.01 Events of Default. The following events will be “Events of Default” with respect to the Notes:

(a) default, by the Company or the Guarantor, in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b) default, by the Company or the Guarantor, in the payment of principal (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) of any Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to exchange the Notes in accordance with the Indenture upon exercise of a Holder’s exchange right, and such failure continues for a period of five Business Days;

(d) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 10.01(c), a notice of the Effective Date of a Make-Whole Fundamental Change in accordance with the last sentence of Section 9.03(b) or a notice of a specified corporate transaction in accordance with Section 9.01(b)(ii) or Section 9.01(b)(iii), as applicable, in each case when due, and, except in the case of a notice required pursuant to Section 9.01(b)(ii), such failure continues for a period of five Business Days;

(e) failure by the Company to comply with its obligations under Article VII;

(f) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or the Indenture;

(g) a default (x) by the Guarantor, the Company or any of the Guarantor’s Significant Subsidiaries in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, any indebtedness for money borrowed (other than Non-Recourse Indebtedness) of the Company, the Guarantor or any such Significant Subsidiary having an aggregate principal amount then outstanding of at least $35,000,000 (or its foreign currency equivalent) in the aggregate; or (y) resulting in the acceleration of any indebtedness for money borrowed (other than Non-Recourse Indebtedness) of the Company, the Guarantor or any such Significant Subsidiary having an aggregate principal amount then outstanding of at least $35,000,000 (or its foreign currency equivalent) in the aggregate, so that it becomes due and payable before the date on which it would otherwise have become due and payable, in each case if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of Notes then outstanding, in accordance with the Indenture;

(h) a final judgment for the payment of $35,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Guarantor, the Company or any of the Guarantor’s Significant Subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i) the Guarantor, the Company or any Significant Subsidiary of the Guarantor commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Guarantor, the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Guarantor, the Company or any such Significant Subsidiary or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due;

(j) an involuntary case or other proceeding is commenced against the Guarantor, the Company or any Significant Subsidiary of the Guarantor seeking liquidation, reorganization or other relief with respect to the Guarantor, the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Guarantor, the Company or any such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding remains un-dismissed and un-stayed for a period of 30 consecutive days; or

(k) the Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or the Guarantor, or any person acting on its behalf, denies or disaffirms its obligation under the Guarantee.

Section 5.02 Acceleration; Rescission and Annulment. Section 5.2 of the Base Indenture will apply to the Notes. For these purposes, “Automatic Acceleration Event of Default” means an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company (and not solely with respect to the Guarantor or any one or more Significant Subsidiaries).

Section 5.03 Additional Interest in Lieu of Reporting Default. Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(a) will, after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the 365-day period on which such Event of Default is continuing beginning on, and including, the calendar day on which such an Event of Default first occurs to, but excluding, the 365th day following such Event of Default (or, if earlier, the date on which such Event of Default is cured or waived as provided for in the Indenture). If the Company so elects, such Additional Interest will be payable in the same manner and on the same dates as regular interest on the Notes. On the 366th day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(a) is not cured or waived prior to such 366th day), the Notes will be subject to acceleration as provided in Section 5.2 of the Base Indenture. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 5.03, or the Company elects to pay such Additional Interest but neither the Company nor the Guarantor, if applicable, pays such Additional Interest when due, the Notes will be immediately subject to acceleration as provided in Section 5.2 of the Base Indenture.

In order to elect to pay Additional Interest as the sole remedy during the first 365 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the

Company must notify in writing all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 365-day period. Upon the failure to timely give such notice, the Notes will be immediately subject to acceleration as provided in Section 5.2 of the Base Indenture.

The Trustee will not at any time be under any duty or responsibility to any Holder to determine Additional Interest pursuant to this Section 5.03 or Section 4.06, or with respect to the nature, extent or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of Additional Interest.

ARTICLE VI

SUPPLEMENTAL INDENTURES

Section 6.01 Supplemental Indentures Without Consent of Holders. Notwithstanding anything to the contrary in Section 6.02, the Company, and the Guarantor, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency in the Indenture (including the Guarantee);

(b) to provide for the assumption by a Successor Company of the obligations of the Company or the Guarantor, as applicable, under the Indenture pursuant to Article VII;

(c) to add additional guarantees with respect to the Notes;

(d) to secure the Notes;

(e) to add to the covenants for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f) to make any change that does not adversely affect the rights of any Holder in any material respect;

(g) to increase the Exchange Rate as provided in the Indenture;

(h) on or after the Share Reservation Date, to irrevocably elect or eliminate a Settlement Method or a Specified Dollar Amount;

(i) to conform the Indenture to the requirements of the TIA as then in effect;

(j) to provide for the acceptance of appointment by a successor trustee pursuant to Section 6.8 of the Base Indenture or to facilitate the administration of the trusts by more than one trustee;

(k) to enter into supplemental indentures pursuant to, and in accordance with, Section 9.07 in connection with a Common Stock Change Event;

(l) provide for any transfer restrictions that apply to any Notes issued under the Indenture (other than Notes issued pursuant to the Underwriting Agreement, or any Notes issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act; or

(m) to conform the provisions of the Indenture (including the Guarantee), or the Notes, to the “Description of Notes” in the Original Prospectus Supplement, to the extent such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, or the Guarantee, as evidenced by an Officer’s Certificate.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 6.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 6.02.

Section 6.02 Supplemental Indentures with Consent of Holders. With the consent of the Holders of at least a majority of the aggregate principal amount of Notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture will:

(a) reduce the amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of or extend the stated time for payment of interest on any Note;

(c) reduce the principal of or extend the Maturity Date of any Note;

(d) make any change that adversely affects the exchange rights of any Notes;

(e) reduce the Fundamental Change Repurchase Price or Redemption Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, or the Company’s ability to call the Notes for Redemption whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in money other than that stated in the Note;

(g) change the ranking of the Notes;

(h) impair the right of any Holder to receive payment of principal of (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) and interest on such Holder’s Notes on or after the due dates therefor and to being suit for the enforcement of such right;

(i) make any change in this Article VI that requires each Holder’s consent or in the waiver provisions in Section 5.01 or Section 5.13 of the Base Indenture;

(j) make any change to the provisions in Section 4.07 in any manner that is adverse to the rights of Holders; or

(k) other than in accordance with the Indenture, eliminate or modify the Guarantee.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 6.03, the Trustee will join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such supplemental indenture.

Section 6.03 Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 9.4 of the Base Indenture, the Trustee will receive and will be fully protected in conclusively relying upon an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article VI, is permitted or authorized by the Indenture, such Opinion of Counsel to include a customary legal opinion as to the enforceability under New York law of such supplemental indenture, which opinion may contain customary exceptions and qualifications.

Section 6.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article VI, the Indenture will, for purposes of the Notes, be and be deemed to be modified and amended in accordance therewith, and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture of the Trustee, the Company, the Guarantor and the Holders will thereafter be determined, exercised and enforced under the Indenture subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture will be deemed to be part of the terms and conditions of the Indenture for purposes of the Notes.

ARTICLE VII

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

This Article VII will apply to the Notes in lieu of Article IV of the Base Indenture, which will be deemed to be replaced with this Article VII, mutatis mutandis.

Section 7.01 Company and Guarantor May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 7.03, neither the Company nor the Guarantor will consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, as the case may be, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company or the Guarantor, will be a corporation or (in the Company’s case) a public limited company incorporated and existing under the laws of the United States of America, any State thereof or the District of Columbia, or (in the Company’s case) Jersey, and the Successor Company or public limited company (if not the Company or the Guarantor) will expressly assume all of the obligations of the Company or the Guarantor, as applicable, under the Notes and the Indenture; and

(b) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing under the Indenture; and

(c) the Company has delivered to the Trustee the Officer’s Certificate and Opinion of Counsel pursuant to Section 7.02.

For purposes of this Section 7.01, the sale, conveyance, transfer or lease of the properties and assets of one or more Subsidiaries of the Company substantially as an entirety to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute the properties and assets of the Company substantially as an entirety on a consolidated basis, will be deemed to be the sale, conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to another Person.

Section 7.02 Evidence to Be Given to Trustee. In connection with any consolidation, merger, sale, conveyance, transfer or lease specified in this Article VII, Trustee will have the right to receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that such consolidation, merger, sale, conveyance, transfer or lease and any related assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article VII.

Section 7.03 Successor Corporation or Guarantor to Be Substituted. This Section 7.03 will apply to the Notes in lieu of Section 4.2 of the Base Indenture. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon exchange of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company or the Guarantor, as applicable, such Successor Company (if not the Company or the Guarantor, as applicable) will succeed to, and may exercise every right and power of, the Company or the Guarantor, as applicable, under the Indenture, and the Company or the Guarantor, as applicable, will be discharged from its obligations under the Notes, the Guarantee and the Indenture, as applicable, except in the case of any such lease.

Thereupon, any such Successor Company with respect to the Company may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder that theretofore have not been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee will authenticate and deliver, or cause to be authenticated and delivered, any Notes that previously have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter has caused to be signed and delivered to the Trustee for that purpose. All the Notes so issued will in all respects have the same legal rank and benefit under the Indenture (including the Guarantee, as applicable) as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease) with respect to the Company or the Guarantor, as applicable, upon compliance with this Article VII, the Person named as the “Company” or the “Guarantor,” as applicable, in the first paragraph of this Supplemental Indenture (or any successor that thereafter has become such in the manner prescribed in this Article VII) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person will be released from its liabilities as obligor and maker of the Notes or the Guarantee, as applicable, and from its obligations under the Indenture and the Notes or the Guarantee, as applicable.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE VIII

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES OR STOCKHOLDERS

Section 8.01 Indenture and Notes Solely Corporate Obligations. None of the Company’s or the Guarantor’s past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of the obligations under the Notes or the Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Note and the Guarantee, each Holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Notes and the Guarantee.

ARTICLE IX

EXCHANGE OF NOTES

Section 9.01 Exchange Privilege. (a) Subject to and upon compliance with the provisions of this Article IX, each Holder of a Note will have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is in an Authorized Denomination) of such Note (i) subject to satisfaction of the conditions provided in Section 9.01(b), at any time prior to the close of business on the Business Day immediately preceding March 1, 2023, under the circumstances and during the periods set forth in Section 9.01(b), and (ii) irrespective of the conditions provided in Section 9.01(b), on or after March 1, 2023, and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, based on an initial Exchange Rate of 22.4090 shares of Common Stock (subject to adjustment as provided in Section 9.04, the “Exchange Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 9.02, the “Exchange Obligation”).

(b) (i) Prior to the close of business on the Business Day immediately preceding March 1, 2023, the Notes may be surrendered for exchange during the five Business-Day period immediately after any ten consecutive Trading-Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a

Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Exchange Rate on each such Trading Day. The Trading Prices will be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Supplemental Indenture. The Company will provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) will have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination in writing, and the Company will have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company will have no obligation to determine the Trading Price per $1,000 principal amount of Notes) unless a Holder of at least $5,000,000 aggregate principal amount of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Exchange Rate, at which time the Company will instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company will determine, the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Exchange Rate. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Company instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Exchange Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Company will so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Exchange Rate, the Company will so notify the Holders of the Notes, the Trustee and the Exchange Agent (if other than the Trustee) in writing.

(ii) If, prior to the close of business on the Business Day immediately preceding March 1, 2023, the Company elects to:

(A) issue to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of its Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B) distribute to all or substantially all holders of its Common Stock the Company’s assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company will notify all Holders of the Notes, the Trustee and the Exchange Agent (if other than the Trustee) in writing at least 45 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution; provided, however, that if the Company is then otherwise permitted to settle exchanges by Physical Settlement, then the Company may instead elect to provide such notice at least 10 Scheduled Trading Days before such Ex-Dividend Date, in which case the Company will be required to settle all exchanges of Notes with an Exchange Date occurring on or after the date the Company provides such notice and on or before such Ex-Dividend Date (or, if earlier, the announcement by the Company or the Guarantor that such issuance or distribution will not take place) by Physical Settlement, and the Company will describe the same in the notice (a “Physical Settlement Upon Certain Distributions Notice”). Once the Company has given such notice, the Notes may be surrendered for exchange at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise exchangeable at such time; provided, however, that the Notes will not become exchangeable pursuant to this Section 9.01(b)(ii) on account of such issuance or distribution (but the Company will nonetheless be required to send notice of such issuance or distribution as provided above in this sentence) if each Holder participates, at the same time and on the same terms as holders of the Common Stock, and solely by virtue of being a Holder of Notes, in such issuance or distribution without having to exchange such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (x) the Exchange Rate in effect on the Record Date for such issuance or distribution; and (y) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date. For purposes of this Section 9.01(b)(ii)(A) and Section 9.04(b), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there will be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(iii) If a transaction or event that (x) constitutes a Fundamental Change occurs, (y) constitutes a Make-Whole Fundamental Change occurs or (z) if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the Company’s assets, pursuant to which the Common Stock would be converted into cash, securities or other assets not set forth in (x) and (y) above, in each case prior to the close of business on the Business Day immediately preceding March 1, 2023, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 10.01, then the Notes may be surrendered for exchange at any time from or after the effective date of the transaction or event until the earlier of (A) 35 Trading Days after the actual effective date of such transaction or event (or, if later, the date on which the Company provides notice of such transaction or event) or, if such transaction or event also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date, and (B) the second Scheduled Trading Day immediately preceding the Maturity Date. The Company will notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing no later than two Business Days following the date the Company publicly announces such transaction or event.

(iv) Prior to the close of business on the Business Day immediately preceding March 1, 2023, the Notes may be surrendered for exchange during any calendar quarter commencing after the calendar quarter ending on December 31, 2018 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than 130% of the Exchange Price on each applicable Trading Day. Neither the Trustee nor the Exchange Agent will have any duty to monitor such sale price.

(v) If the Company calls the Notes called for Redemption, then the Holders may exchange their Notes at any time before the Close of Business on the Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(c) Subject to the terms of the Indenture, Notes may be exchanged in part, but only in Authorized Denominations. Provisions of this Article IX applying to the exchange of a Note in whole will equally apply to exchanges of a permitted portion of a Note.

Section 9.02 Exchange Procedure; Settlement Upon Exchange.

(a) Except as provided in Section 9.03(b) and Section 9.07(a), upon exchange of any Note, the Company will pay or deliver, as the case may be, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 9.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 9.02 (“Combination Settlement”), at the Company’s election, as the case may be, as provided below; provided, however, that, notwithstanding anything to the contrary in the Indenture, Cash Settlement will apply to any exchange of Notes with an Exchange Date that occurs before the Share Reservation Date. For the avoidance of doubt, in accordance with the provisions of this Section 9.02, the Company may elect Cash Settlement, Physical Settlement or Combination Settlement to apply to any exchange of Notes with an Exchange Date that occurs on or after the Share Reservation Date.

(i) All exchanges with an Exchange Date occurring on or after March 1, 2023 will be settled using the same Settlement Method. Prior to March 1, 2023, the Company will use the same Settlement Method for all exchanges occurring on the same Exchange Date, but the Company will not have any obligation to use the same Settlement Method with respect to exchanges that occur on different Exchange Dates occurring on or after the Share Reservation Date. Notwithstanding anything to the contrary set forth above, but subject to the proviso to the first sentence of Section 9.02(a), (A) if the Company calls the Notes for Redemption, then (i) the Company will specify in the related Redemption Notice the Settlement Method that will apply to all exchanges with an Exchange Date that occurs on or after the date the Company sends such Redemption Notice and before the related Redemption Date; and (ii) if the related Redemption Date is on or after March 1, 2023, then such Settlement Method must be the same Settlement Method that applies to all exchanges with an Exchange Date that occurs on or after March 1, 2023; and (B) if the Company delivers a Physical Settlement Upon Certain Distributions Notice, then the Company will settle all exchanges with an Exchange Date occurring during the period covered by such notice by Physical Settlement. If the Company elects a Settlement Method, the Company will inform exchanging Holders in writing, through the Trustee upon its receipt of a written instruction from the Company to send such notification, of the Settlement Method it has selected (the “Settlement Notice”) no later than the close of business on the Trading Day immediately following the related Exchange Date (or, (i) in the Redemption Notice, if applicable, (ii) in the Physical Settlement upon Certain Distributions Notice, if applicable or (iii) in the case of any exchanges with an Exchange Date occurring on or after March 1, 2023, no later than the close of business on the Business Day immediately preceding March 1, 2023). If the Company does not so elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company will be deemed to have elected the Default Settlement Method (and such failure to affirmatively elect a Settlement Method will not constitute a Default or an Event of Default). If the Company elects Combination Settlement, but does not concurrently notify exchanging Holders of the Specified Dollar Amount per $1,000 principal amount of Notes, such Specified Dollar Amount will be deemed to be $1,000.

(ii) The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any exchange of Notes (the “Settlement Amount”) will be computed as follows:

(A) If Physical Settlement applies, the Company will deliver to exchanging Holders, in respect of each $1,000 principal amount of Notes being exchanged, a number of shares of the Company’s Common Stock equal to the Exchange Rate in effect on the relevant Exchange Date, subject to Section 9.02(j);

(B) If Cash Settlement applies, the Company will pay to exchanging Holders, in respect of each $1,000 principal amount of Notes being exchanged, cash in an amount equal to the sum of the Daily Exchange Values for each of the 40 consecutive Trading Days in the relevant Observation Period; and

(C) If Combination Settlement applies, the Company will pay or deliver, as the case may be, to exchanging Holders, in respect of each $1,000 principal amount of Notes being exchanged, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days in the relevant Observation Period, subject to Section 9.02(j).

(iii) The Daily Settlement Amounts (if applicable) and the Daily Exchange Values (if applicable) will be determined by the Company promptly following the last day of the applicable Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and the amount of cash payable in lieu of any fractional share, the Company will notify the Trustee and the Exchange Agent (if other than the Trustee) in writing of the Settlement Amount and the amount of cash payable in lieu of fractional shares of Common Stock. The Trustee and the Exchange Agent (if other than the Trustee) will have no responsibility for any such determination.

(b) Subject to Section 9.02(e), to exchange a Note as set forth above, the Holder thereof will be required to: (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 9.02(h) and, if required, pay all transfer and similar taxes, if any, as provided in Sections 9.02(d) or (e), and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Exchange Agent as set forth in the Form of Notice of Exchange (or a facsimile thereof) (a “Notice of Exchange”) at the office of the Exchange Agent and state in writing therein the principal amount of such Note to be exchanged and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Exchange Obligation to be registered, (2) surrender such Note, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Exchange Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay all transfer or similar taxes, if any, and (5) if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 9.02(h). The Trustee (and, if different, the Exchange Agent) will notify the Company of any exchange pursuant to this Article IX on the Exchange Date for such exchange. No Notice of Exchange with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 10.02. Nothing herein will preclude any withholding of tax required by law.

Subject to any applicable rules of the Depositary, if more than one Note is surrendered for exchange at one time by the same Holder, the Exchange Obligation with respect to such Notes will be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note will be deemed to have been exchanged immediately prior to the close of business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in subsection (b) above to exchange such Note. Subject to Sections 9.03 and 9.07, the Company will pay or deliver, as the case may be, the consideration due in respect of the Exchange Obligation on the second Business Day immediately following the relevant Exchange Date, if Physical Settlement applies, or on the second Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method; provided that, for any

Exchange Date on or after August 15, 2023 for which Physical Settlement is applicable, settlement will occur on the Maturity Date. If any shares of Common Stock are due to exchanging Holders, the Company will cause to be issued, and deliver to the Exchange Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder is entitled in satisfaction of the Company’s Exchange Obligation.

(d) In case any Note is be surrendered for partial exchange, the Company will execute and the Trustee will authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in Authorized Denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Note, without payment of any service charge by the exchanging Holder but with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange being different from the name of the Holder of the old Notes surrendered for such exchange.

(e) If a Holder submits a Note for exchange, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon exchange, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder will pay that tax. The Exchange Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 9.04, no adjustment will be made for dividends on any shares issued upon the exchange of any Note as provided in this Article IX.

(g) Upon the exchange of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, will make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company will notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.

(h) Upon exchange, a Holder will not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the Exchange Obligation will be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but excluding, the relevant Exchange Date. As a result, accrued and unpaid interest, if any, to, but excluding, such Exchange Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon an exchange of Notes into a combination of cash and shares of the Company’s Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such exchange. Notwithstanding the foregoing, if Notes are exchanged after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive, on or before the next Interest Payment Date, the full amount of interest payable on such Notes on such Interest Payment Date notwithstanding the exchange. Notes surrendered for exchange during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable, on such Interest Payment Date, on the Notes so exchanged; provided that no such payment will be required (1) for exchanges following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of exchange with respect to such Note. Therefore, for the avoidance of doubt, all Holders of Notes on the Regular Record Date immediately preceding the Maturity Date, or any Redemption Date or Fundamental Change Repurchase Date described in clause (2) or (3) above, will receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date, regardless of whether their Notes have been exchanged following such Regular Record Date.

(i) The Person in whose name the certificate for any shares of Common Stock delivered upon exchange is registered will be treated as a stockholder of record as of the close of business on the relevant Exchange Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (in the case of Combination Settlement), as the case may be, subject to Sections 9.04(c) and 9.04(e). Upon an exchange of Notes, such Person will no longer be a Holder of such Notes surrendered for exchange.

(j) The Company will not issue any fractional share of Common Stock upon exchange of the Notes and will instead pay cash in lieu of any fractional share of Common Stock issuable upon exchange based on, in the case of Combination Settlement, the Daily VWAP on the Last Trading Day of the applicable Observation Period, or, in the case of Physical Settlement, based on the daily VWAP on the relevant Exchange Date. For each Note surrendered for exchange, if Combination Settlement applies, then the full number of shares that issuable upon exchange thereof will be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period, and any fractional shares remaining after such computation will be paid in cash.

Section 9.03 Increased Exchange Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change, the Company will, under the circumstances described below, increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional shares of Common Stock (the “Additional Shares”), as described below. An exchange of Notes will be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change pursuant to clause (i) of the definition thereof if the applicable Exchange Date occurs during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of (x) a Make-Whole Fundamental Change that would have been a Fundamental Change but for the Majority Ownership Exception or (y) a Par Excess Cash Merger, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change). An exchange of the Notes will be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change pursuant to clause (ii) of the definition thereof if the applicable Exchange Date occurs during the period from, and including, the date the Company sends the Redemption Notice for the related Redemption to, and including, the Business Day immediately before the related Redemption Date (the “Redemption Period”).

(b) Upon surrender of Notes for exchange in connection with a Make-Whole Fundamental Change pursuant to Section 9.01(b)(iii), the Company will, in accordance with Section 9.02, satisfy the related Exchange Obligation by Physical Settlement, Cash Settlement or Combination Settlement based on the Exchange Rate as increased to reflect the Additional Shares pursuant to the table below; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any exchange of Notes following the Effective Date of such Make-Whole Fundamental Change, the Exchange Obligation will be calculated based solely on the Stock Price for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of exchanged Notes equal to the applicable Exchange Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Exchange Obligation will be determined and will be paid to Holders in cash on the second Business Day following the Exchange Date. The Company will notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change occurring pursuant to clause (i) of the definition thereof no later than five Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Exchange Rate will be increased will be determined by reference to the table below, based on the Effective Date of the Make-Whole Fundamental Change and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price will be the cash amount paid per share. For all other Make-Whole Fundamental Changes, the Stock Price will be the average of the Last Reported Sale Prices of the Common Stock over the five Trading-Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. For these purposes, the effective date (the “Effective Date”) of a Make-Whole Fundamental Change is the date such Make-Whole Fundamental Change occurs or becomes effective (in the case of a Make-Whole Fundamental Change occurring pursuant to clause (i) of the definition thereof) or the date the Company sends the related Redemption Notice (in the case of a Make-Whole Fundamental Change occurring pursuant to clause (ii) of the definition thereof).

(d) The Stock Prices set forth in the column headings of the table below will be adjusted as of any date on which the Exchange Rate of the Notes is otherwise adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares set forth in the table below will be adjusted in the same manner and at the same time as the Exchange Rate as set forth in subsections (a) through (e), inclusive, of Section 9.04.

(e) The following table sets forth the number of Additional Shares, if any, to be added to the Exchange Rate per $1,000 principal amount of Notes pursuant to this Section 9.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$35.70	$38.00	$40.00	$44.62	$50.00	$55.00	$60.00	$70.00	$80.00	$100.00	$150.00	$200.00
July 20, 2018	5.6021	5.0122	4.5566	3.7269	3.0330	2.5590	2.1946	1.6733	1.3188	0.8662	0.3352	0.1189
September 1, 2019	5.6021	4.7459	4.2638	3.4047	2.7108	2.2532	1.9121	1.4415	1.1326	0.7469	0.2942	0.1051
September 1, 2020	5.6021	4.4971	3.9715	3.0584	2.3528	1.9095	1.5934	1.1804	0.9234	0.6129	0.2475	0.0891
September 1, 2021	5.6021	4.2048	3.6065	2.6023	1.8757	1.4541	1.1759	0.8459	0.6590	0.4431	0.1845	0.0661
September 1, 2022	5.6021	4.0377	3.1296	1.9496	1.1960	0.8289	0.6276	0.4367	0.3452	0.2392	0.1038	0.0375
September 1, 2023	5.6021	3.9068	2.5910	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(f) The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table above, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

(ii) if the Stock Price is greater than $200.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares will be added to the Exchange Rate; and

(iii) if the Stock Price is less than $35.70 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares will be added to the Exchange Rate.

Notwithstanding the foregoing, in no event will the Exchange Rate exceed 28.0111 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 9.04.

(g) Nothing in this Section 9.03 will prevent an adjustment to the Exchange Rate pursuant to Section 9.04 in respect of a Make-Whole Fundamental Change.

Section 9.04 Adjustment of Exchange Rate. The Exchange Rate will be adjusted from time to time by the Company if any of the following events occurs, except that the Company will not make any adjustments to the Exchange Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 9.04, without having to exchange their Notes, as if they held a number of shares of Common Stock equal to the Exchange Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Guarantor exclusively issues shares of Common Stock as a dividend or distribution on shares of its Common Stock, or if the Guarantor effects a share split or share combination, the Exchange Rate will be adjusted based on the following formula:

where,

CR0	=

the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 9.04(a) will become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 9.04(a) is declared but not so paid or made, the Exchange Rate will be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Guarantor issues to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate will be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=

the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 9.04(b) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Exchange Rate will be decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Exchange Rate will be decreased to the Exchange Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 9.04(b) and Section 9.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there will be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Guarantor distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected (or would be effected but for the Deferral Exception) pursuant to Section 9.04(a) or Section 9.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected (or would be effected but for the Deferral Exception) pursuant to Section 9.04(d), (iii) distributions of Reference Property in a Common Stock Change Event, and (iv) Spin-Offs as to which the provisions set forth below in this Section 9.04(c) will apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Guarantor, the “Distributed Property”), then the Exchange Rate will be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=

the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=

the fair market value (as determined by the Board of Directors) of the Distributed Property distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 9.04(c) above will become effective immediately after the open of business on the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note will receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate in effect on the Record Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 9.04(c) by reference to the actual or when-issued trading market for any securities, it will in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 9.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Guarantor, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate will be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date of the Spin-Off;

CR1	=	the Exchange Rate in effect immediately after the open of business on the Ex-Dividend Date of the Spin-Off;

FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading-Day period beginning on, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Exchange Rate under the preceding paragraph will be calculated as of the last Trading Day of the Valuation Period, but will be given effect immediately after the open of business on the Ex-Dividend Date of the Spin-Off. Notwithstanding anything to the contrary in the Indenture or the Notes, (1) if the last Trading Day of the Observation Period for a Note whose exchange is to be settled pursuant to Cash Settlement or Combination Settlement occurs on any Trading Day within such Valuation Period, then, solely for purposes of determining the consideration due in respect of such exchange, such Valuation Period will be deemed to be the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last Trading Day in such Observation Period; and (2) if the Exchange Date for a Note whose exchange is to be settled pursuant to Physical Settlement occurs on any Trading Day within such Valuation Period, then, solely for purposes of determining the consideration due in respect of such exchange, such Valuation Period will be deemed to be the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Exchange Date (or, if such Exchange Date is not a Trading Day, the immediately preceding Trading Day).

If any distribution of the type described in this Section 9.04(c) is declared but not so made, the Exchange Rate will be immediately readjusted, effective as of the date the Board of Directors determines not to make such distribution, to the Exchange Rate that would then be in effect if such distribution had not been declared.

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Exchange Rate will be adjusted based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Exchange Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Guarantor distributes to all or substantially all holders of its Common Stock.

Any increase pursuant to this Section 9.04(d) will become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate will be decreased, effective as of the date the Guarantor’s board of directors (or or a committee thereof) determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note will receive, in respect of each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate on the Record Date for such cash dividend or distribution.

(e) If the Guarantor makes or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate will be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the close of business on the Trading Day next succeeding the date (the “Expiration Date”) such tender or exchange offer expires;

CR1	=	the Exchange Rate in effect immediately after the close of business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=

the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=

the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=

the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period (the “Averaging Period”) commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Exchange Rate under this Section 9.04(e) will be calculated as of the close of business on the last day of the Averaging Period but will be given effect immediately after the open of business on the Trading Day next succeeding the Expiration Date. Notwithstanding anything to the contrary in the Indenture or the Notes, (1) if the last Trading Day of the Observation Period for a Note whose exchange is to be settled pursuant to Cash Settlement or Combination Settlement occurs on any Trading Day within such Averaging Period, then, solely for purposes of determining the consideration due in respect of such exchange, such Averaging Period will be deemed to be the period from, and including, the Trading Day immediately after the Expiration Date for such tender or exchange offer to, and including, the last Trading Day in such Observation Period; and (2) if the Exchange Date for a Note whose exchange is to be settled pursuant to Physical Settlement occurs on any Trading Day within such Averaging Period, then, solely for purposes of determining the consideration due in respect of such exchange, such Averaging Period will be deemed to be the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Exchange Date (or, if such Exchange Date is not a Trading Day, the immediately preceding Trading Day).

(f) Notwithstanding this Section 9.04 or any other provision of the Indenture or the Notes, if an Exchange Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has exchanged its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Exchange Date as described under Section 9.02(i) based on an adjusted Exchange Rate for such Ex-Dividend Date, then, notwithstanding the Exchange Rate adjustment provisions in this Section 9.04, the Exchange Rate adjustment relating to such Ex-Dividend Date will not be made for such exchanging Holder. Instead, such Holder will be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Except as stated herein, the Company will not adjust the Exchange Rate, including for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right to purchase shares of its Common Stock or such convertible or exchangeable securities (including as consideration for a merger, purchase or similar transaction).

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 9.04, and to the extent permitted by applicable law and subject to the applicable listing standards of The NASDAQ Global Select Market, the Company from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable listing standards of The NASDAQ Global Select Market, the Company may (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Exchange Rate is increased pursuant to either of the preceding two sentences, the Company will send to the Holder a notice of the increase at least 15 days prior to the date the increased Exchange Rate takes effect, and such notice will state the increased Exchange Rate and the period during which it will be in effect.

(i) Notwithstanding anything to the contrary in this Article IX, the Exchange Rate will not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described under Section 9.04(e);

(iv) for a third-party tender offer (other than a tender offer by any Subsidiary of the Company as described under Section 9.04(e));

(v) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued (other than a rights plan, to the extent provided in Section 9.10);

(vi) solely for a change in the par value of the Common Stock; or

(vii) for accrued and unpaid interest, if any.

The Company will not be required to make an adjustment pursuant to clauses (a), (b), (c), (d) or (e) of this Section 9.04 unless such adjustment would result in a change of at least 1% of the then effective Exchange Rate. However, the Company will carry forward any adjustment that the Company would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments will be made with respect to the Notes (i) in connection with any subsequent adjustment to the Exchange Rate of at least 1% of the Exchange Rate (when such carried-forward adjustments are taken into account), (ii) on the occurrence of any Fundamental Change or Make-Whole Fundamental Change; (iii) if the Company calls the Notes for Redemption; and (iv) on any Exchange Date (in the case of Physical Settlement) or on each Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement). The Company’s right to defer any such adjustments pursuant to this paragraph is referred to in the Indenture as the “Deferral Exception.”

All calculations and other determinations under this Article IX will be made by the Company and will be made to the nearest one-ten thousandth (1/10,000) of a share.

(j) Whenever the Exchange Rate is adjusted as herein provided, the Company will, as soon as reasonably practicable, file with the Trustee (and the Exchange Agent if not the Trustee) an Officer’s Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee has received such Officer’s Certificate, the Trustee will not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. As soon as reasonably practicable after delivery of such certificate, the Company will prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and will send notice of such adjustment of the Exchange Rate to each Holder. Failure to deliver such notice will not affect the legality or validity of any such adjustment.

(k) For purposes of this Section 9.04, the number of shares of Common Stock at any time outstanding will not include shares held in the treasury of the Guarantor so long as the Guarantor does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Guarantor, but will include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(l) For purposes of this Section 9.04, “Effective Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

Section 9.05 Adjustments of Prices. Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values, the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Company will, in good faith, make appropriate adjustments, if any, to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, Effective Date or Expiration Date of the event occurs, at any time during the period when such Last Reported Sale Prices, Daily VWAPs, Daily Exchange Values or Daily Settlement Amounts are to be calculated.

Section 9.06 Shares to Be Fully Paid. The Guarantor will provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for exchange of the Notes from time to time as such Notes are presented for exchange (assuming delivery of the maximum number of Additional Shares pursuant to Section 10.03 and that, at the time of computation of such number of shares, all such Notes would be exchanged by a single Holder) and that Physical Settlement is applicable.

Section 9.07 Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes in par value or from or to no par value or resulting from a subdivision or combination),

(ii) any consolidation, merger or combination involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (such an event, a “Common Stock Change Event,” and such stock, other securities, other property or assets, the “Reference Property,” and the amount and kind of Reference Property that a holder of one share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, at and after the effective time of such Common Stock Change Event, (1) the consideration due upon exchange of any Note, and the conditions to any such exchange, will be determined in the same manner as if each reference to any number of shares of Common Stock in Article IX (or in any related definitions) were instead a reference to the same number of Reference Property Units; (2) for purposes of the definition of “Fundamental Change” and “Make-Whole Fundamental Change,” the term “Common Stock” will be deemed to mean the Common Equity, if any, forming part of such Reference Property; (3) for purposes of the definition of “Record Date,” the term “Common Stock” will be deemed to refer to any class of equity securities forming part of such Reference Property; and (4) the Daily VWAP will be calculated based on the value of a Reference Property Unit. Prior to or at the effective time of such Common Stock Change Event, the Company or the successor or purchasing Person, as the case may be, will execute with the Trustee a supplemental indenture permitted under Section 6.01(k) providing for the aforementioned change in the exchange right of the Notes.

If such Common Stock Change Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property Unit will be deemed to be the types and amounts of consideration actually received by the holders of Common Stock pursuant to such Common Stock Change Event (excluding any amounts received pursuant to dissenters’ rights or pursuant to any arrangement not to issue or deliver a fractional portion of any security or other property).

If the holders of the Common Stock receive only cash in such Common Stock Change Event, then for all exchanges that occur after the effective date of such Common Stock Change Event, (x) the consideration due upon exchange of each $1,000 principal amount of Notes will be solely cash in an amount equal to the Exchange Rate in effect on the Exchange Date (as may be increased by any Additional Shares pursuant to Section 9.03), multiplied by the price paid per share of Common Stock in such Common Stock Change Event and (y) the Company will satisfy the Exchange Obligation by paying cash to exchanging Holders on the second Business Day immediately following the Exchange Date. The Company will notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the first paragraph of this subsection (a) will provide for anti-dilution and other adjustments that will be as nearly equivalent as is possible to the adjustments provided for in this Article IX. If, in the case of any Common Stock Change Event, the Reference Property Unit includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Common Stock Change Event, then such supplemental indenture will also be executed by such other Person and will contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors reasonably considers necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article X.

(b) In the event the Company executes a supplemental indenture pursuant to subsection (a) of this Section 9.07, the Company will promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property Unit after any such Common Stock Change Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and will promptly send notice thereof to all Holders. The Company will cause notice of the execution of such supplemental indenture to be sent to each Holder within 20 days after execution thereof. Failure to deliver such notice will not affect the legality or validity of such supplemental indenture.

(c) The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 9.07.

(d) The above provisions of this Section will similarly apply to successive Common Stock Change Events.

Section 9.08 Certain Covenants. (a) The Guarantor covenants that any shares of Common Stock issued upon exchange of Notes will be validly issued, fully paid and non-assessable by the Guarantor and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Guarantor further covenants that if at any time the Common Stock is listed on any national securities exchange or automated quotation system, the Guarantor will use commercially reasonable efforts to list and keep listed, so long as the Common Stock is so listed on such exchange or automated quotation system, any Common Stock issuable upon exchange of the Notes.

Section 9.09 Responsibility of Trustee. The Trustee and any other Exchange Agent will not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent will not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent will be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent will be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 9.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the exchange of their Notes after any event referred to in such Section 9.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.1 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and will be protected in conclusively relying upon, the Officer’s Certificate (which the Company will be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Exchange Agent will be responsible for determining whether any event contemplated by Section 9.01(b) has occurred that makes the Notes eligible for exchange or no longer eligible therefor until the Company has delivered to the Trustee and the Exchange Agent the notices referred to in Section 9.01(b) with respect to the commencement or termination of such exchange rights, on which notices the Trustee and the Exchange Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Exchange Agent immediately after the occurrence of any such event or at such other times as will be provided for in Section 9.01(b). The Exchange Agent (if other than the Company or an Affiliate of the Company) will have the same protection under this Section 9.09 as the Trustee.

Section 9.10 Stockholder Rights Plans. To the extent that the Guarantor has a rights plan in effect upon exchange of the Notes, each share of Common Stock, if any, issued upon such exchange will be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock (if any) issued upon such exchange will bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time; provided, however, that if, at the time of exchange, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon exchange of the Notes, the Exchange Rate will be adjusted at the time of separation as if the Company distributed Distributed Property to all or substantially all holders of the Common Stock as provided in Section 9.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 9.11 Exchange by Third Party In Lieu of Exchange by the Guarantor. Notwithstanding anything to the contrary in this Article IX, and subject to the terms of this Section 9.11, if a Note is submitted for exchange, the Company may elect to arrange to have such Note exchanged by a financial institution designated by the Company. To make such election, the Company must send notice of such election to the Holder of such Note, the Trustee and the Exchange Agent before the close of business on the Business Day immediately following the Exchange Date for such Note. If the Company has made such election, then:

(a) no later than the Business Day immediately following such Exchange Date, the Company must deliver (or cause the Exchange Agent to deliver) such Note, together with delivery instructions for the consideration due upon such exchange (including wire instructions, if applicable), to a financial institution designated by the Company that has agreed to deliver such consideration in the manner and at the time the Company would have had to deliver the same pursuant to this Article IX;

(b) if such Note is a Global Note, then (i) such designated financial institution will send written confirmation to the Exchange Agent promptly after wiring the cash consideration, if any, and delivering any other consideration, due upon such exchange to the Holder of such Note; and (ii) the Exchange Agent will as soon as reasonably practicable thereafter contact such Holder’s custodian with the Depositary to confirm receipt of the same; and

(c) such Note will not cease to be outstanding by reason of such exchange in lieu of exchange;

provided, however, that if such financial institution does not accept such Note or fails to timely deliver such consideration, then the Company will be responsible for delivering such consideration in the manner and at the time provided in this Article IX as if the Company had not elected to make an exchange.

Section 9.12 Withholding Taxes for Adjustments in Exchange Rate. If the Company (or an applicable withholding agent) pays withholding taxes on behalf of a Holder or beneficial owner as a result of an adjustment to the Exchange Rate, the Company may, at its option, or an applicable withholding agent may, withhold such taxes from payments of cash and shares of Common Stock on the Notes.

ARTICLE X

REPURCHASE AND REDEMPTION OF NOTES

Section 10.01 Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder will have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof in an Authorized Denomination, on the date (the “Fundamental Change Repurchase Date”)

specified by the Company that is not less than 20 Business Days or more than 30 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company will instead pay, on or before such Interest Payment Date, the full amount of accrued and unpaid interest due on such Interest Payment Date to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price will be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article X.

(b) Repurchases of Notes under this Section 10.01 will be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) substantially in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased will state:

(i) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase or, in the case of Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures;

(ii) the portion of the principal amount of Notes to be repurchased, which must be in an Authorized Denomination; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 10.01 will have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 10.02.

The Paying Agent will promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company will provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice will be by first class mail or, in the case of Global Notes, such notice will be delivered in accordance with the applicable procedures of the Depositary. Each Fundamental Change Company Notice will specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article X;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Exchange Agent, if applicable;

(vii) if applicable, the Exchange Rate and any adjustments to the Exchange Rate;

(viii) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein will limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 10.01.

At the Company’s written request and upon 15 days prior notice, the Trustee will give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice will be prepared by the Company.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary will be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto will be deemed to have been withdrawn.

Section 10.02 Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 10.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted (which principal amount must be in an Authorized Denomination),

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted or, if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in an Authorized Denomination.

Section 10.03 Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 10.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 10.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they will appear in the Note Register; provided, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee will, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price. Nothing herein will preclude any withholding tax required by law.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent), subject to the right of a Holder of any Notes on a Regular Record Date to receive the related interest payment, and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if applicable, interest as provided in Section 10.01(a)).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 10.01, the Company will execute and the Trustee will authenticate and deliver to the Holder a new Note in an Authorized Denomination equal in principal amount to the un-repurchased portion of the Note surrendered.

Section 10.04 Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b) file a Schedule TO or any successor or similar schedule required under the Exchange Act; and

(c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article X to be exercised in the time and in the manner specified in this Article X.

Section 10.05 Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Article X, the Company will be deemed to satisfy its obligations under this Article X if one or more third parties conduct any offer to repurchase Notes, and effect any repurchase of any Notes, otherwise required by this Article X in a manner that would have satisfied the requirements of this Article X if conducted directly by the Company.

Section 10.06 No Need to Conduct a Fundamental Change Repurchase Offer for a Par Excess Cash Merger. Notwithstanding anything to the contrary in this Article X, the Company will not be required to send a Fundamental Change Company Notice pursuant to Section 10.01(c), or offer to repurchase or repurchase any Notes pursuant to this Article X, in connection with a Fundamental Change occurring pursuant to clause (b)(ii) of the definition thereof, if (a) such Fundamental Change constitutes a Common Stock Change Event whose Reference Property consists solely of cash in U.S. dollars; (b) immediately after such Fundamental Change, the Notes become exchangeable, pursuant to Section 9.07 and, if applicable, Section 9.03, into solely such cash in an amount per $1,000 aggregate principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 aggregate principal amount of Notes (calculated assuming that the same includes accrued interest to, but excluding, the latest possible

Fundamental Change Repurchase Date for such Fundamental Change); and (c) the Company timely sends the notice relating to such Fundamental Change required pursuant to Section 9.01(b)(iii) (such a Fundamental Change that satisfies clauses (a) and (b) above and in connection with which the Company has satisfied the requirement set forth in this clause (c), a “Par Excess Merger Event”).

Section 10.07 Right of the Company to Redeem the Notes.

(a) Right to Redeem the Notes After a Change in Tax Law.

(i) Generally. Subject to the terms of this Section 10.07, the Company has the right, at its election, to redeem all, but not less than all, of the Notes, at any time, on a Redemption Date before the Maturity Date, for a cash purchase price equal to the Redemption Price, but only if (i) the Company has (or, on the next date any amount is payable on the Notes, would) become obligated to pay any Additional Amounts as a result of any Change in Tax Law; (ii) the Company cannot avoid such obligation by taking commercially reasonable measures available to the Company (provided that changing the Company’s jurisdiction is not a reasonable measure for purposes of this Section 10.07(a)); and (iii) the Company delivers to the Trustee (1) an Opinion of Counsel from outside legal counsel of recognized standing in the Relevant Taxing Jurisdiction attesting to clause (i) above; and (2) an Officer’s Certificate attesting to clauses (i) and (ii) above; provided, however, that, except in the case of a Tax Redemption With Irrevocable Physical Settlement, the Company may not redeem any Notes on a Redemption Date occurring on or after the 40th Scheduled Trading Day prior to the Maturity Date. For the avoidance of doubt, the calling of any Notes for Redemption will constitute a Make-Whole Fundamental Change pursuant to clause (ii) of the definition thereof.

(ii) Tax Redemption Opt-Out Election. If the Company calls the Notes for Redemption, then, notwithstanding anything to the contrary in this Section 10.07 or in Section 4.07, each Holder will have the right to elect (a “Tax Redemption Opt-Out Election”) not to have such Holder’s Notes (or any portion thereof in an Authorized Denomination) redeemed pursuant to such Redemption, in which case, from and after the Redemption Date for such Redemption (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, from and after such time as the Company pays such Redemption Price in full), the Company will no longer have any obligation to pay any Additional Amounts with respect to such Notes solely as a result of such Change in Tax Law, and all future payments with respect to such Notes will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction’s taxes required by law to be deducted or withheld as a result of such Change in Tax Law (it being understood, for the avoidance of doubt, that that if such Holder exchanges such Notes with an Exchange Date occurring before the related Redemption Date, then the Company will be obligated to pay Additional Amounts, if any, with respect to such exchange).

(A) Tax Redemption Opt-Out Notice. To make a Tax Redemption Opt-Out Election with respect to any Note (or any portion thereof in an Authorized Denomination), the Holder of such Note must deliver a written notice (a “Tax Redemption Opt-Out Election Notice”) to the Paying Agent before the Close of

Business on the second Business Day immediately before the related Redemption Date, which notice must state: (x) if such Note is a Physical Note, the certificate number of such Note; (y) the principal amount of such Note as to which the Tax Redemption Opt-Out Election will apply, which must be an Authorized Denomination; and (z) that such Holder is making a Tax Redemption Opt-Out Election with respect to such Note (or such portion thereof); provided, however, that if such Note is a Global Note, then such notice must comply with the Depositary Procedures (and any such notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 10.07(a)(ii)(A)).

(B) Withdrawal of Tax Redemption Opt-Out Election Notice. A Holder that has delivered a Tax Redemption Opt-Out Election Notice with respect to any Note (or any portion thereof in an Authorized Denomination) may withdraw such Tax Redemption Opt-Out Election Notice by delivering a written withdrawal notice to the Paying Agent at any time before the Close of Business on the second Business Day immediately before the related Redemption Date, which withdrawal notice must state: (x) if such Note is a Physical Note, the certificate number of such Note; (y) the principal amount of such Note as to which the Tax Redemption Opt-Out Election is being withdrawn, which must be an Authorized Denomination; and (z) that such Holder is withdrawing the Tax Redemption Opt-Out Election with respect to such Note (or such portion thereof); provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 10.07(a)(ii)(B)).

(b) Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the related Redemption Price with respect to such Notes), then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 10.07; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interests in such Notes in accordance with the Depositary Procedures).

(c) Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than 75, nor less than 45, Scheduled Trading Days after the Redemption Notice Date for such Redemption; provided, however, that if the Company is then otherwise permitted to settle exchanges by Physical Settlement, and the Company irrevocably elects Physical Settlement to apply to all Notes that are exchanged at any time after the Company sends the related Redemption Notice and before the Close of Business on the Business Day immediately before the Redemption Date, then the Company may instead elect to set the Redemption Date on a Business Day of the Company’s choosing that is no more than 45, nor less than 15, calendar days after the date the Company sends such Redemption Notice. In that event, the Company will set forth such irrevocable settlement election in the related redemption notice (a “Tax Redemption with Irrevocable Physical Settlement”).

(d) Redemption Price. The Redemption Price for any Note called for Redemption is an amount in cash equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Redemption (unless the Redemption Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company will instead pay, on or before such Interest Payment Date, the full amount of accrued and unpaid due on such Interest Payment Date, and the Redemption Price will be equal to 100% of the principal amount of the Notes to be Redeemed.

(e) Redemption Notice. To call any Notes for Redemption, the Company must (x) send to each Holder of such Notes (and to any beneficial owner of a Global Note, if required by applicable law), the Trustee and the Paying Agent a written notice of such Redemption (a “Redemption Notice”).

Such Redemption Notice must state:

(i) that the Notes have been called for Redemption, briefly describing the Company’s Redemption right under the Indenture;

(ii) the Redemption Date for such Redemption;

(iii) the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 10.07(d));

(iv) the name and address of the Paying Agent and the Exchange Agent;

(v) that Notes called for Redemption may be exchanged at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(vi) the Exchange Rate in effect on the Redemption Notice Date for such Redemption and a description and quantification of any adjustments to the Exchange Rate that may result from such Redemption (including pursuant to Section 9.03);

(vii) that Notes called for Redemption must be delivered to the Paying Agent (in the case of Physical Notes) or the Depositary Procedures must be complied with (in the case of Global Notes) for the Holder thereof to be entitled to receive the Redemption Price; and

(viii) the CUSIP and ISIN numbers, if any, of the Notes.

On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee and the Paying Agent.

(f) Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 4.01, the Company will cause the Redemption Price for a Note subject to Redemption to be paid to the Holder thereof on or before the later of (i) the applicable Redemption Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the Redemption, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be redeemed are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to Section 10.07(d) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 10.07(f).

ARTICLE XI

GUARANTEES

Section 11.01 Guarantee. The Guarantor hereby fully, unconditionally and irrevocably guarantees, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity or by acceleration, or otherwise, and all other monetary obligations of the Company under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor and that the Guarantor will remain bound under this Article XI notwithstanding any extension or renewal of any Guaranteed Obligation.

The Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any Default under the Notes or the Guaranteed Obligations. The obligations of the Guarantor hereunder will not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; (f) the invalidity, unenforceability, release, discharge, compromise, repudiation, avoidance or subordination of the Guaranteed Obligations; or (g) any change in the ownership of the Guarantor.

The Guarantor further agrees that neither the Trustee nor any other Person will have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the obligations hereunder or against the Company or any other Person or any property of the

Company or any other Person before the Trustee is entitled to demand payment and performance by the Guarantor of its liabilities and obligations under the Guarantee or under the Indenture.

The Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

The Guarantor further agrees that its Guarantee herein will continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

The Guarantor agrees that it will not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full of all Guaranteed Obligations. The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article V for the purposes of the Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article V, such Guaranteed Obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purposes of this Section.

The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

Section 11.02 Limitation on Liability.

The Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of the Guarantor (a) not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee, and (b) not result in a distribution to shareholders not permitted under the applicable state law. Any term or provision of the Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations will not exceed the maximum amount that can be hereby guaranteed without rendering the Indenture, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 11.03 Successors and Assigns.

This Article XI will be binding upon the Guarantor and its successors and assigns and will inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Notes will automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

Section 11.04 No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI will operate as a waiver thereof, nor will a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01 Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in the Indenture will bind its successors and assigns whether so expressed or not.

Section 12.02 Official Acts by Successor Corporation. Any act or proceeding by any provision of the Indenture authorized or required to be done or performed by any board, committee or Officer of the Company will and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that will at the time be the lawful sole successor of the Company.

Section 12.03 Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Exchange Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest will accrue in respect of the delay.

Section 12.04 No Security Interest Created. Nothing in the Indenture or in the Notes, expressed or implied, will be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 12.05 Benefits of Indenture. Nothing in the Indenture or in the Notes, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Exchange Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 12.06 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.07 Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which will be an original, but such counterparts will together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission will constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF will be deemed to be their original signatures for all purposes.

In the event any provision of the Indenture or in the Notes is held to be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions will not in any way be affected or impaired.

Section 12.08 Force Majeure. In no event will the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee will use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.09 Calculations. Except as otherwise provided herein, the Company will be responsible for making all calculations called for under the Notes. These calculations include determinations of the Stock Price, the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Settlement Amounts, the Daily Exchange Values, accrued interest payable on the Notes and the Exchange Rate of the Notes. The Company will make all these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding on Holders. The Company will provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the written request of that Holder at the sole cost and expense of the Company.

Section 12.10 USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 12.11 Waiver of Jersey Customary Rights.

Each of the Company and the Guarantor irrevocably and unconditionally abandons and waives any right which it may have at any time under the existing or future laws of Jersey:

(i) whether by virtue of the droit de discussion or otherwise to require that recourse be had to the assets of any other person before any claim is enforced against it under the Indenture or the Guarantee in respect of the obligations assumed by it under the Indenture or the Guarantee; and

(ii) whether by virtue of the droit de division or otherwise to require that any liability under the Indenture or the Guarantee be divided or apportioned with any other person or reduced in any manner whatsoever.

Section 12.12 Governing Law. THE INDENTURE, THE NOTES AND THE GUARANTEE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE, THE NOTES AND THE GUARANTEE, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW).

Each of the Company and the Guarantor irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with the Indenture (including the Guarantee) or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York, and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

Each of the Company and the Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with the Indenture (including the Guarantee) or the Notes brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

ARTICLE XIII

CONCERNING THE HOLDERS

Section 13.01 Action by Holders. Whenever in the Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced by (a) any instrument or any number of instruments executed by Holders in person or by agent or proxy appointed in writing, (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article XIV, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but will not be required to, fix in advance of such solicitation, a date as the record date for determining the Holders entitled to take such action. The record date, if one is selected, will be not more than 15 days prior to the date of commencement of solicitation of such action.

Section 13.02 Proof of Execution by Holders. Subject to the provisions of Sections 6.1 and 6.2 of the Base Indenture and Section 14.05 hereof, proof of the execution of any instrument by a Holder or its agent or proxy will be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as is satisfactory to the Trustee. The holding of Notes will be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting will be proved in the manner provided in Section 14.06 hereof.

Section 13.03 Who Are Deemed Absolute Owners. The Company, the Guarantor, the Trustee, any authenticating agent, any Paying Agent, any Exchange Agent and any Note Registrar may deem the Person in whose name a Note is registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note is overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company, the Guarantor or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for exchange of such Note and for all other purposes under the Indenture; and neither the Company, the Guarantor nor the Trustee nor any Paying Agent nor any Exchange Agent nor any Note Registrar will be affected by any notice to the contrary. The sole registered holder of a Global Note will be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, will be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in the Indenture or the Notes, following an Event of Default, any owner of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such owner’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of the Indenture.

Section 13.04 Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under the Indenture, Notes that are owned by the Company, the Guarantor or any Subsidiary of the Company or the Guarantor or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Guarantor or any Subsidiary of the Company or the Guarantor, will be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee is protected in conclusively relying on any such direction, consent, waiver or other action, only Notes that a Responsible Officer actually knows are so owned will be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 13.04 if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Company, the Guarantor or a Subsidiary of the Company or the Guarantor, or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, the Guarantor or a Subsidiary of the Company or the Guarantor. In the case of a dispute as to such right, any decision or indecision by the Trustee taken upon the advice of counsel will be full protection to the Trustee. The Company will, as soon as reasonably practicable, deliver to the Trustee for cancellation all Notes that the Company, the Guarantor or any of their respective Subsidiaries has purchased or otherwise acquired. This Section 13.04 will apply to the Notes in lieu of Section 2.10 of the Base Indenture.

Section 13.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 13.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in the Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 13.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note will be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE XIV

HOLDERS’ MEETINGS

Section 14.01 Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article XIV for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under the Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under the Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article V;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Section 6.8 of the Base Indenture;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 6.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of the Indenture or under applicable law.

Section 14.02 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 14.01, to be held at such time and at such place as the Trustee determines. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 13.01, will be sent to Holders of such Notes. Such notice will also be sent to the Company. Such notices will be sent not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders will be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 14.03 Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, have requested the Trustee to call a meeting of Holders by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee has not sent the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 14.01, by sending notice thereof as provided in Section 14.02.

Section 14.04 Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person must (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who are entitled to be present or to speak at any meeting of Holders will be the Persons entitled to vote at such meeting, and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 14.05 Regulations. Notwithstanding any other provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it thinks fit.

The Trustee will, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting has been called by the Company or by Holders as provided in Section 14.03, in which case the Company or the Holders calling the meeting, as the case may be, will in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting will be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to Section 13.04, at any meeting of Holders, each Holder or proxy-holder will be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote will be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting will have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to Section 14.02 or Section 14.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 14.06 Voting. The vote upon any resolution submitted to any meeting of Holders will be by written ballot on which will be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting will appoint two inspectors of votes who will count all votes cast at the meeting for or against any resolution and who will make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders will be prepared by the secretary of the meeting, and there will be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was sent as provided in Section 14.02. The record will show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record will be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates will be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified will be conclusive evidence of the matters therein stated.

Section 14.07 No Delay of Rights by Meeting. Nothing contained in this Article XIV will be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of the Indenture or the Notes. Nothing contained in this Article XIV will be deemed or construed to limit any Holder’s actions pursuant to the applicable procedures of the Depositary so long as the Notes are issued in global form.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

ENCORE CAPITAL EUROPE FINANCE LIMITED, as Company

By: /s/ Ashish Masih
Name: Ashish Masih
Title: President and Director

ENCORE CAPITAL GROUP, INC., as Guarantor

By: /s/ Jonathan C. Clark
Name: Jonathan C. Clark
Title: Executive Vice President, Chief Financial Officer and Treasurer

MUFG UNION BANK, N.A., as Trustee

By: /s/ Melonee Young
Name: Melonee Young
Title: Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE:]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Encore Capital Europe Finance Limited

4.50% Exchangeable Senior Note due 2023

No. [ ]	[Initially][1] $[ ]

CUSIP No. [ ]

ENCORE CAPITAL EUROPE FINANCE LIMITED a Jersey public limited company (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [Cede & Co.]1 [legal name of registered holder]2, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]1[of $[    ]]2, which amount, taken together with the principal amounts of all other outstanding Notes, will not, unless permitted by the Indenture (including Section 2.05 of the Supplemental Indenture), exceed $172,500,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on September 1, 2023, and interest thereon as set forth below.

This Note will accrue interest at the rate of 4.50% per year from [    ], or from the most recent date for which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date until the Maturity Date. Accrued interest on this Note will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month. Interest is payable semi-annually in arrears on each March 1 and September 1, commencing on [    ], to Holders of record at the close of business on the preceding February 15 and August 15 (whether or not such day is a Business Day),

[1]	Include for a Global Note.
[2]	Include for a Physical Note.

respectively. Additional Interest, if any, will be payable as set forth in Section 5.03 of the within-mentioned Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein will be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to such Section 5.03 and any express mention of the payment of Additional Interest in any provision therein will not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts will accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts will have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Supplemental Indenture.

The Company will pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds in lawful money of the United States at the time to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company will pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in Los Angeles, California as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to exchange this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions will for all purposes have the same effect as though fully set forth at this place.

The Indenture, the Notes and the Guarantee, and any claim, controversy or dispute arising under or related to the Indenture, the Notes and the Guarantee, will be governed by, and construed in accordance with, the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture will control and govern.

This Note will not be valid or become obligatory for any purpose until the certificate of authentication hereon will have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

ENCORE CAPITAL EUROPE FINANCE LIMITED

Date:	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

MUFG Union Bank, N.A., as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF NOTE]

Encore Capital Europe Finance Limited

4.50% Exchangeable Senior Note due 2023

This Note is one of a duly authorized issue of Notes of the Company, designated as its 4.50% Exchangeable Senior Notes due 2023 (the “Notes”), initially in an aggregate principal amount not to exceed $172,500,000, all issued or to be issued under and pursuant to an indenture dated as of July 20, 2018 (the “Base Indenture”), between the Company and MUFG Union Bank, N.A. (the “Trustee”), as supplemented by that certain first supplemental indenture, dated as of July 20, 2018 (the “Supplemental Indenture,” and the Base Indenture, as supplemented by the Supplemental Indenture, and as may be further supplemented or amended, the “Indenture”), among the Company, the Guarantor and the Trustee, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Guarantor, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note will have the respective meanings set forth in the Indenture.

The payment of principal of, and premium, if any, and interest on the Notes and all other amounts under the Indenture is guaranteed by the Guarantor as provided in the Indenture.

In the event of certain Events of Default (other than an Event of Default specified in Section 5.01(i) or Section 5.01(j) of the Supplemental Indenture with respect to the Company) has occurred and is continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration will become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the applicable Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon exchange of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in Authorized Denominations. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other Authorized Denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise, except in certain circumstances as a result of a Change in Tax Law as set forth in Section 10.07 of the Supplemental Indenture.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in an Authorized Denomination) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to exchange any Notes or portion thereof in an Authorized Denomination, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, will be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A3

SCHEDULE OF EXCHANGES OF NOTES

Encore Capital Europe Finance Limited

4.50% Exchangeable Senior Notes due 2023

The initial principal amount of this Global Note is [    ] dollars ($[    ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[3]	Include for a Global Note.

ATTACHMENT 1

[FORM OF NOTICE OF EXCHANGE]

To:	Encore Capital Europe Finance Limited

To:	MUFG Union Bank, N.A.

445 South Figueroa Street

Suite 401

Los Angeles, CA 90071

Attention: Corporate Trust Administration

The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (that is in an Authorized Denomination) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such exchange, together with any cash for any fractional share, and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 9.02(d) and Section 9.02(e) of the Supplemental Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be exchanged (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	Encore Capital Europe Finance Limited

To:	MUFG Union Bank, N.A.

445 South Figueroa Street

Suite 401

Los Angeles, CA 90071

Attention: Corporate Trust Administration

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Encore Capital Europe Finance Limited (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 10.01 of the Supplemental Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is in an Authorized Denomination) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repurchased by the Company (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

MUFG Union Bank, N.A.,

as Trustee and Registrar

445 South Figueroa Street

Suite 401

Los Angeles, CA 90071

Attention: Corporate Trust Administration

For value received                 hereby sell(s), assign(s) and transfer(s) unto                 (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                 attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.